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Exhibit 4.3

License Agreement

        Effective April 5th, 2002 ("EFFECTIVE DATE"), GeneType AG, a wholly owned subsidiary of Genetic Technologies Limited, having an office at 60-66 Hanover Street, Fitzroy, Victoria 3065, Australia ("LICENSOR") and Sequenom, Inc., having an office at 3595 John Hopkins Court, San Diego, California, USA and its Affiliates ("LICENSEE"), agree as follows:

ARTICLE I
 BACKGROUND

1.1
LICENSOR represents that it has certain proprietary and intellectual property rights pertaining to genomic mapping and intron sequence analysis in respect to which it is prepared to grant a nonexclusive license to LICENSEE.

1.2
LICENSEE is a discovery genetics company seeking to determine the medical impact of genes and genetic variations and wishes to acquire a nonexclusive license under the LICENSOR's intellectual property rights in order to commercialize its MassARRAY™ systems, kits, applications, assays, consumables, software, and services, and any related products or services.

ARTICLE II
 GENERAL DEFINITIONS AND RELATIONSHIPS AMONG DEFINITIONS

2.0
"AFFILIATE" means any entity that directly or indirectly controls, is controlled by or is under common control with a Party. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise."

2.1
"AGREEMENT" means this document, its attachments, all addenda, schedules, exhibits, appendices, and any amendments to the foregoing.

2.2
"CONFIDENTIAL INFORMATION" means any and all non-public data, information and other materials regarding the products, services or business of the parties provided to either party by the other where such information is marked or otherwise communicated as being "confidential" or "proprietary" or the like, or where such information should, by its nature, be reasonably understood to be confidential or proprietary.

2.3
LICENSOR and LICENSEE are hereunder commonly referred to as "parties" (in singular and plural usage, as required by the context).

2.4
"LICENSED PATENT(S)" means the United States Patents listed in Appendix "A" attached to this AGREEMENT and all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions, and extensions of the foregoing, applications therefore, and patents which may issue upon such applications, and foreign counterparts of the foregoing.

2.5
"TERM" means the lives of the LICENSED PATENTS, except as otherwise provided in Article VII.

2.6
"LICENSED PRODUCT(S)" means LICENSEE's products and/or services targeted for or involving mass spectrometry analysis that but for the license granted herein would infringe or promotion of which would induce, or contribute to the infringement of one or more claims of a LICENSED PATENT.

2.7
"LICENSED METHOD" means any method that is covered by or claimed in the PATENT RIGHTS, or the use of which or promotion of which would constitute, but for the license granted herein, an infringement or inducement of infringement of one or more claims of a LICENSED PATENT

2.8
"TERRITORY" means all countries in the world.

2.9
"FIELD OF USE" means nucleic acid analysis, manipulation, research, diagnostics or treatment based thereon.

2.10
"END USER" means any customer or collaborator of the LICENSEE having purchased or provided other consideration for one or more LICENSED PRODUCTS or one or more LICENSED PRODUCTS and one or more LICENSED METHODS from the LICENSEE.

ARTICLE III
 RELEASE

3.1
LICENSOR agrees that, providing LICENSEE fully and faithfully discharges all obligations undertaken by it in this AGREEMENT, including but not limited to the obligation to pay the one-time sum identified in Article 5, and the confidentiality obligations for the TERM of this AGREEMENT, LICENSOR hereby releases, acquits and forever discharges the LICENSEE and all purchasers and users of LICENSED PRODUCTS or LICENSED METHODS acquired from LICENSEE from all claims, demands, and rights of action which LICENSOR may now have on account of any infringement of any LICENSED PATENT, by performance, prior to the EFFECTIVE DATE, of acts licensed hereunder; provided however that failure of LICENSEE at any time to so discharge its material obligations shall constitute a waiver of the benefits of this Paragraph 3.1 and shall forthwith restore to LICENSOR its full rights as they existed on the EFFECTIVE DATE.

ARTICLE IV
 GRANT TO LICENSEE

4.1
Subject to the remaining terms of this AGREEMENT, LICENSOR hereby grants and agrees to grant to LICENSEE, during the TERM of this AGREEMENT:

(a)
a nonexclusive, nonassignable (except as permitted under Paragraph 4.2), royalty-free, license under the LICENSED PATENTS (without the right to sublicense) to practice the LICENSED METHOD, to make, have made, use, sell, offer for sale, lease, commercially transfer, and import or export LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY; and

(b)
a nonexclusive, nonassignable (except as permitted under Paragraph 4.2), royalty-free, license under the LICENSED PATENTS with the right to sublicense to its END USERS the right to use the LICENSED PRODUCTS and the right to practice the LICENSED METHOD for the use of such LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY.

4.2
The rights and licenses granted by LICENSOR in this AGREEMENT are personal to LICENSEE. LICENSEE shall not act as a foundry for any third party, and shall not assign or otherwise transfer any license or right granted hereunder or any interest therein, without the written consent of LICENSOR, except to a purchaser of substantially all of the business of LICENSEE to which this AGREEMENT relates, whether by merger, sale of stock, sale of assets or otherwise. Except as so provided, any attempted assignment or transfer without such consent shall be void and shall automatically terminate all rights of the LICENSEE under this AGREEMENT.

ARTICLE V
 PAYMENTS

5.1
As consideration for the license granted by this AGREEMENT, LICENSEE agrees to pay to LICENSOR a one-time, nonrefundable license issue fee in the following form:

(a)
Two Hundred Fifty Thousand United States Dollars ($250,000.00) in cash within Fifteen (15) days of the execution of this AGREEMENT; and

(b)
Within Thirty (30) days of the execution of the AGREEMENT, contingent upon approval of the LICENSEE's Board of Directors and execution of a Consulting Services Agreement between LICENSEE and Dr. Mervyn Jacobson, Forty Thousand (40,000) Non-qualified stock options (NSO's) will be granted to Dr. Mervyn Jacobson in connection with miscellaneous, consulting services. LICENSEE will bear all of the cost of exercise of such NSO's as consideration for such services and the NSO's will immediately vest in their entirety to Dr. Jacobson. In the event that the LICENSEE's Board of Directors does not approve of the grant of NSO's, the parties shall determine in good faith alternative consideration to be paid by the LICENSEE to the LICENSOR valued not less than Two Hundred Fifty Thousand United States Dollars ($250,000.00).

5.2
No other sums or royalties or other consideration shall be due LICENSOR, its successors, assigns and/or legal representatives as a result of this AGREEMENT or the license hereunder.

ARTICLE VI
 WAIVER

6.1
No waiver by either party, express or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other party shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this AGREEMENT of the same or different nature.

ARTICLE VII
 TERM AND TERMINATION OF AGREEMENT

7.1
This AGREEMENT shall extend from the EFFECTIVE DATE hereof for the TERM, unless terminated earlier as provided below.

7.2
Either party shall have the right to terminate this AGREEMENT upon any material breach of any term or condition of this AGREEMENT by the other party, which has not been corrected within Thirty (30) days after receipt of a notice in writing with reference to this Paragraph 7.2. Termination shall not affect any obligation owed by either party to the other party prior to the termination. LICENSOR shall have the right to terminate this AGREEMENT in the event that LICENSEE discontinues business for any reason or otherwise becomes involved in Chapter 7 bankruptcy proceedings. In the event of termination of this AGREEMENT by LICENSOR all rights granted to LICENSEE hereunder shall revert to LICENSOR.

ARTICLE VIII
 ASSURANCE REGARDING NO MORE FAVORABLE FINANCIAL TERMS

8.1
LICENSOR shall make commercially reasonable best efforts to avoid granting more favorable financial terms to a similarly situated (in terms of TERRITORY, FIELD OF USE, LICENSED PATENTS, and rights granted) competitor of LICENSEE that produces a product that competes in the markets of LICENSEE's products.

8.2
If LICENSEE becomes aware of or reasonably believes that infringement of any of the LICENSED PATENTS by any third party that competes in the markets of LICENSEE's products and services, then upon receipt of written notice from LICENSEE, or upon such awareness or reasonable belief by LICENSOR apart from notice by LICENSEE, then the LICENSOR shall undertake a review of the activities of the third party and, if reasonably believed to be infringing, agrees to reasonably aggressively pursue a license with the third party.

ARTICLE IX
 INDEMNIFICATION

9.1
The LICENSEE agrees to hold the LICENSOR harmless from any claims by third parties arising from the manufacture, use, sale, importation, or other disposition of LICENSED PRODUCTS by the LICENSEE. LICENSEE shall be fully responsible for all aspects of developing expertise and proficiency with regard to manufacturing, use, and sale, of LICENSED PRODUCTS and in this respect it shall indemnify, hold harmless, and defend LICENSOR, and LICENSOR's subsidiaries, affiliates, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorney's fees and court costs arising out of or in connection with: a) any claims by third parties arising from the design, development, manufacture, use, packaging, distribution, or shipment of LICENSED PRODUCTS by LICENSEE; b) any breach of any representation, warranty, or covenant of LICENSEE hereunder, or c) the failure of LICENSEE to perform any covenants or obligations contained in this AGREEMENT.

9.2
The LICENSOR agrees to hold the LICENSEE harmless from any a) any breach of any representation, warranty, or covenant of LICENSOR hereunder, or b) the failure of LICENSOR to perform any covenants or obligations contained in this AGREEMENT and in this respect it shall indemnify, hold harmless, and defend LICENSEE, and LICENSEE's subsidiaries, affiliates, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorney's fees and court costs arising out of or in connection with the foregoing.

ARTICLE X
 CONFIDENTIALITY, PUBLICITY AND PRESS RELEASES

10.1
DISCLOSURE AND USE: The Parties agree that the terms and conditions set forth in this AGREEMENT are CONFIDENTIAL INFORMATION. The CONFIDENTIAL INFORMATION disclosed by the Parties ("Disclosing Party") to another party ("Receiving Party") constitutes the confidential and proprietary information of the Disclosing Party and the Receiving Party agrees to treat all CONFIDENTIAL INFORMATION of the other in the same manner as it treats its own similar proprietary information, but in no case will the degree of care be less than reasonable care. The Receiving Party shall use CONFIDENTIAL INFORMATION of the Disclosing Party only in performing under this AGREEMENT and shall retain the CONFIDENTIAL INFORMATION in confidence and not disclose to any third party (except as authorized under this AGREEMENT) without the Disclosing Party's express written consent. The Receiving Party shall disclose the Disclosing Party's CONFIDENTIAL INFORMATION only to those employees and contractors of the Receiving Party who have a need to know such information for the purposes of this AGREEMENT, and such employees and contractors must be bound by this AGREEMENT or have entered into agreements with the Receiving Party containing confidentiality provisions covering the CONFIDENTIAL INFORMATION, or similar confidential information, with terms and conditions at least as restrictive as those set forth herein.

10.2
PERMITTED USE AND DISCLOSURES: Each party hereto may use or disclose CONFIDENTIAL INFORMATION disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder.

10.3
EXCEPTIONS: Notwithstanding the foregoing, each party's confidentiality obligations hereunder shall not apply to information which:

(a)
is already known to the Receiving Party prior to disclosure by the Disclosing Party;

(b)
becomes publicly available without fault of the Receiving Party;

(c)
is rightfully obtained by the Receiving Party from a third party without restriction as to disclosure, or is approved for release by written authorization of the Disclosing Party;

(d)
is developed independently by the Receiving Party without use of or access to the Disclosing Party's CONFIDENTIAL INFORMATION; or

(e)
is required to be disclosed by law or governmental regulation, provided that the Receiving Party provides reasonable notice to Disclosing Party of such required disclosure and reasonably cooperates with the Disclosing Party in limiting such disclosure.

10.4
PUBLICITY AND PRESS RELEASES: LICENSOR shall issue appropriate notifications to relevant stock exchanges and one or more appropriate media/press releases with regard to the existence of this AGREEMENT within Seven (7) days of the EFFECTIVE DATE. Neither party shall publish any other press releases relating to this AGREEMENT without prior written approval of the other party; provided however, that LICENSOR shall be able to disclose to other licensees and prospective licensees the identity of LICENSEE and the existence of this AGREEMENT; and LICENSEE shall be able to disclose to customers and prospective customers the identity of LICENSOR and the existence of this AGREEMENT, but not its terms, and only if such disclosure is made under a duty of confidentiality.

ARTICLE XI
 NOTICE

11.1
Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, and if given or rendered to the LICENSEE, addressed to:

      Jay Lichter
      Executive Vice President, Business Development
      Sequenom, Inc.
      3595 John Hopkins Court
      San Diego, CA 92121

with a copy to:

      Clarke W. Neumann, Esq.
      Vice President and General Counsel
      Sequenom, Inc.
      3595 John Hopkins Court
      San Diego, CA 92121

or, if given or rendered to the LICENSOR, addressed to:

      Dr. Mervyn Jacobson
      Executive Chairman
      Genetic Technologies Limited
      60-66 Hanover Street
      Fitzroy, Victoria 3065
      Australia

with a copy to:

      Michael A. DeSanctis, Esq.
      Blakely Sokoloff Taylor & Zafman LLP
      8055 E. Tufts Ave., Suite 1300
      Denver, Colorado 80237
      USA

or, in any case, to such changed address or person as the LICENSOR or the LICENSEE shall have specified to the other by written notice.

ARTICLE XII
 MODIFICATION OF AGREEMENT

12.1
This AGREEMENT sets forth the entire agreement and understanding between the parties as to the subject matter of this AGREEMENT and merges all prior discussions between the parties, and no one of the parties shall be bound by any modification of this AGREEMENT, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT, other than as expressly provided for herein, or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and signed by duly authorized representatives of the party to be bound thereby.

ARTICLE XIII
 MISCELLANEOUS

13.1
a) Nothing contained in this AGREEMENT shall be construed as:

(a)
a warranty or representation by LICENSOR as to the validity or scope of any LICENSED PATENT, except that to its present, best knowledge there is no reasonable ground it is aware of which would provide a reasonable basis to challenge the validity of a LICENSED PATENT; or

(b)
a warranty or representation that any manufacture, sale, lease, use or other disposition hereunder will be free from infringement of patents other than those under which and to the extent to which licenses are in force hereunder, except that LICENSOR represents and warrants that there are no other intellectual property rights in which it has an interest, including other patents or patent applications which it owns or it is licensed under which would prevent LICENSEE from full enjoyment of all rights granted hereunder; or

(c)
an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

(d)
conferring any right to use by either party, in advertising, publicity, or otherwise, any trademark, trade name or name, or any contraction, abbreviation or simulation thereof, of the other party; or

  (e)
  conferring by implication, estoppel or otherwise, upon the LICENSEE, any license or other right under any intellectual property or patent, except that expressly granted hereunder.

  (f)
  Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

13.1
b) LICENSOR does warrant and represent that it is the rightful owner of all right, title and interest in and to the LICENSED PATENTS, and all attendant rights therein, and it is not aware of any competing claims to or disputes of such ownership or any other cloud upon its rightful title therein.

13.2
MARKINGS: LICENSEE shall use markings as the LICENSOR may reasonably request from time to time, including, but not limited to, marking the LICENSED PRODUCTS and/or documentation related thereto with patent number(s).

13.3
NOTICES TO END USERS: To the extent the LICENSEE sublicenses an END USER the right to use the LICENSED PRODUCTS and the right to practice the LICENSED METHOD for the use of such LICENSED PRODUCTS, the LICENSEE must provide a notice to the END USER substantially as follows on product documentation and invoices associated with LICENSED PRODUCTS:

NOTICE TO PURCHASER

        Certain usages of the product described herein (or covered by this invoice) are covered by Genetic Technologies Limited's United States Patent Nos. 5,612,179 and 5,851,762 and foreign counterparts thereof.

        You are authorized to practice the methods covered by or claimed in the above-referenced patents, but such authorized use is strictly limited to practice of such methods for or with the use of the product or products described herein (or covered by this invoice). Any other use or commercialization of such methods require a license directly from Genetic Technologies Limited. Persons wishing information regarding Genetic Technologies Limited's licensing terms should write to:

Genetic Technologies Limited
Attention: Licensing Department
60-66 Hanover Street
Fitzroy, Victoria 3065
Australia

13.4
CHOICE OF LAW: This AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of New York, and the parties hereto submit and consent to jurisdiction and venue in the Southern District of New York, except to the extent preempted by federal jurisdiction in which case such jurisdiction shall be in the Federal courts of New York. Notwithstanding the preceding sentence, nothing contained in this AGREEMENT shall preclude either Party from bringing an action in any appropriate forum to enforce the terms and provisions of this AGREEMENT or any award or judgment thereon.

13.5
ARBITRATION: Other than injunctive relief or pre-award attachment of assets which may, but need not be, pursued in a court of law, the parties agree that any controversy or claim arising under this AGREEMENT shall be submitted to binding arbitration in New York pursuant to the

  Rules of Arbitration of the American Arbitration Association (AAA) by an arbitral tribunal comprised of three arbiters. Each party shall nominate one arbiter appointed in accordance with the Rules. If a party fails to nominate an arbiter within thirty (30) days from the date on which the claimant's demand for arbitration has been communicated to the other party, the AAA shall make such appointment. The two arbiters so appointed shall agree upon a third arbiter who shall act as chair of the arbitral tribunal. If the two arbiters fail to nominate a chair within forty-five (45) days from the second of the two appointments, the AAA shall select the chair. The language of the arbitration shall be in English. The parties agree to exclude any right to appeal to any court of law on the merits of the dispute, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over the award, either of the parties, or their assets.

13.6
GOVERNING DOCUMENT: This AGREEMENT may be translated into languages other than English for the convenience of the parties hereto provided, however, the English language version of this AGREEMENT shall be the governing version and shall not be affected by the interpretation of any other language versions.

13.7
ATTORNEY'S FEES: Upon resolution of any claim or controversy arising under this AGREEMENT, the prevailing party shall be awarded its reasonable attorney's fees and costs in addition to any other amount awarded.

13.8
INDEPENDENT BUSINESS: Each Party acknowledges that its business operation is completely independent of the other Party's and neither party shall at any time hold itself out as an agent or representative of the other Party. No partnership, joint venture, or other relationship shall be deemed to exist by virtue of this AGREEMENT.

13.9
INDEPENDENT TERMS: All the terms of this AGREEMENT shall be independent and unconditional so that the performance of any one term shall not be subject to any set off or counterclaim.

13.10
SEVERABILITY: In the event any clause or term of this AGREEMENT is determined to be void, invalid, or unenforceable, the clause shall be stricken to the extent necessary in order to overcome the limitation and as revised this AGREEMENT shall remain in full force and effect.

13.11
HEADINGS: The headings contained within this AGREEMENT are for convenience and reference purposes only. They do not form a part hereof and shall not affect the meaning or interpretation of this AGREEMENT.

13.12
FURTHER ASSURANCES: The parties hereto shall execute such further documents and perform such reasonable further acts as may be reasonably necessary to comply with the terms of this AGREEMENT and consummate the transactions herein provided.

13.13
FORCE MAJEURE: Neither party shall be held responsible if the fulfillment of any terms or provisions of this AGREEMENT are delayed or prevented by wars, revolutions, fires, floods, acts of God or other cause not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, the party is unable to prevent.

13.14
COUNTERPARTS: This AGREEMENT may be executed in counterparts, each of which will be deemed an original and all of which together constitute one instrument.

13.15
LIMITATION OF LIABILITY. EXCEPT PAYMENT UNDER ARTICLE 5 OR FOR LIABILITY FOR BREACH OF ARTICLE 10, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

        IN WITNESS WHEREOF, each of the parties hereto has caused this AGREEMENT to be executed in duplicate originals by its duly authorized officers or representatives.

LICENSOR:		LICENSEE:
GeneType AG		Sequenom, Inc.
By	Dr. Mervyn Jacobson Board Member and Power of Attorney	By	Jay Lichter Executive Vice President, Business Development
Date		Date

APPENDIX "A"
Licensed Patents

United States Patent No. 5,612,179
United States Patent No. 5,851,762

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  Exhibit 4.3
License Agreement
APPENDIX "A" Licensed Patents